Exhibit 10.66

AMENDMENT NO. 4 TO THE

PATRIOT COAL CORPORATION

SUPPLEMENTAL 401(k) RETIREMENT PLAN

WHEREAS, Patriot Coal Corporation (“Company”) previously adopted the Patriot Coal Corporation Supplemental 401(k) Retirement Plan (“Plan”); and

WHEREAS, the Company reserved the right to amend the Plan, by a resolution adopted by action of the Board of Directors of the Company, pursuant to Section 12.1 thereof; and

WHEREAS, the Company has determined that it is necessary and desirable to amend the Plan to provide for matching credits thereunder;

NOW, THEREFORE, effective as the dates set forth herein, the Company amends the Plan as follows:

1. Effective January 1, 2010, Section 4.2 is deleted in its entirety and replaced with the following:

4.2 Employer Matching Credits.

The Employer will credit to the Plan an amount equal to 100% of the first 3% of his or her Compensation that the Participant elects to have deferred and credited to the Plan under Section 4.1.

2. Effective April 1, 2010 with respect to deferrals under Section 4.1 attributable to Compensation (as defined in Section 2.6) payable on or after such date, Section 4.2 is deleted in its entirety and replaced with the following:

4.2 Employer Matching Credits.

The Employer will credit to the Plan an amount equal to 100% of the first 6% of his or her Compensation that the Participant elects to have deferred and credited to the Plan under Section 4.1.

IN WITNESS WHEREOF, this amendment is hereby executed as of this 1st day of March, 2010.

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean
Joseph W. Bean